UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2005

The Yankee Candle Company, Inc.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	001-15023	04-2591416

(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

16 Yankee Candle Way		01373
South Deerfield, Massachusetts

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (413) 665-8306

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04. Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans

On April 14, 2005, The Yankee Candle Company, Inc. (the “Company”) notified participants of The Yankee Candle Company, Inc. 401(k) and Profit Sharing Plan (the “401(k) Plan”) that the Company was temporarily suspending the availability of the Company’s common stock as an investment option under the 401(k) Plan until such time as certain required regulatory filings are made with respect to the 401(k) Plan. Accordingly, pursuant to Regulation BTR, on April 14, 2005 the Company also sent a notice to its directors and executive officers informing them that a blackout period under Regulation BTR will be in effect as of April 14, 2005.

During the blackout period, participants in the 401(k) Plan will not be permitted to purchase the Company’s common stock normally offered pursuant to the 401(k) Plan. During the blackout period, the Company’s directors and executive officers also will be prohibited from directly or indirectly acquiring, disposing of or transferring any equity securities of the Company acquired by them in connection with their service and/or employment with the Company in such capacities, subject to certain exceptions permitted pursuant to Regulation BTR.

A copy of the notice is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. During the blackout period referenced in the notice and for two years after the ending date of the blackout period, security holders and other interested persons may obtain, without charge, the actual ending date of the blackout period by contacting the individual identified in the notice.

Item 9.01. Financial Statements and Exhibits

     (c) Exhibits

          See Exhibit Index attached hereto.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Yankee Candle Company, Inc.
Date: April 14, 2005	By:	/s/ James A. Perley
James A. Perley, Senior Vice
President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Notice to Members of the Board of Directors and Executive Officers of The Yankee Candle Company, Inc. dated April 14, 2005.